EXHIBIT 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of January 26, 2021, between Alpha Metallurgical Resources, Inc., a Delaware corporation, formerly known as Contura Energy, Inc., and David J. Stetson (the “Employment Agreement”), is effective June 30, 2021 (the “Effective Date”).

    All capitalized terms used but not defined in this Amendment shall have the respective meanings given to those terms in the Employment Agreement.

WITNESSETH:

    WHEREAS, on April 29, 2021, the Board of Directors adopted the Executive Officer Incentive Compensation Recoupment (Clawback) Policy (the “Policy”), and has determined it to be in the best interests of the Company that all payments and benefits otherwise due (i) under the Employment Agreement, or (ii) under any plans, policies, programs, agreements or arrangements of or with the Employer, as the case may be, will be subject to recoupment in accordance with the Policy; and

    WHEREAS, the Employee agrees that all such payments and benefits will be subject to recoupment in accordance with the Policy.

    NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Employer and Employee agree as follows:

    1.    Section 2.9 is amended to read in its entirety as follows:

Recoupment Policy Incentive Compensation (as defined herein) paid, payable or provided or otherwise due to Employee on or after June 30, 2021 (the “Recoupment Policy Application Date”) pursuant to this Agreement or pursuant to any other plan, policy, program, agreement or arrangement (including, without limitation, any restricted stock, stock option or other equity award agreement) of or with Employer (each, an “Other Agreement”), but excluding any amount paid, payable or provided or otherwise due (in cash, equity securities or otherwise) pursuant to any Other Agreement entered into with, or approved for or awarded or granted to, Employee prior to the Recoupment Policy Application Date, shall be subject to recoupment and/or forfeiture pursuant to (i) the Policy, and/or (ii) in accordance with any revisions or amendments to the Policy to the extent required by applicable law, by the rules of the SEC, or by the listing requirements of the New York Stock Exchange (or any other exchange on which Employer’s securities may be listed). Notwithstanding any other provisions in this Agreement to the contrary, any incentive or other compensation paid to Employee pursuant to this Agreement or any other plan, policy, program, or agreement or arrangement of or with Employer that is subject to clawback or other similar recovery under applicable law, government regulation or stock exchange listing requirement, as any of the same may be in effect from time to time, will be subject to such clawback or other recovery as may be required thereunder.

    2.    Section 7.14 is amended by adding the following new definitions, placed in alphabetical order of the definitions as they appear in Section 7.14:

        “Other Agreement” shall have the meaning set forth in Section 2.9

        “Policy” shall have the meaning set forth in the first recital to this Amendment.

        “Recoupment Policy Application Date” has the meaning set forth in Section 2.9.

        “Recoupment Policy Incentive Compensation” means “Incentive Compensation” as defined in the Policy.

    Except as amended pursuant to this Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument.

    IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective as of the Effective Date.

EMPLOYER

ALPHA METALLURGICAL RESOURCES, INC.

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Executive VP, Chief Administrative Officer, General Counsel and Secretary

Date:	July 6, 2021

EMPLOYEE

By:	/s/ David J. Stetson
Name: David J. Stetson

Date:	July 6, 2021